Sub-Item 77O
Rule 10f-3 Transaction

DREYFUS MANAGER FUNDS II
- Dreyfus Balanced Opportunity Fund

On November 18, 2010, Dreyfus Balanced Opportunity Fund, a series of Dreyfus Manager Funds II (the "Fund"), purchased $300,762 of common stock issued by General Motors company (CUSIP No.: 37045V100) (the "Common Stock") at a purchase price of $33 per share. The Common Stock was purchased from JP Morgan, a member of the underwriting syndicate of which BNY Mellon Capital Markets, an affiliate of the Fund’s investment adviser, also was a member. BNY Mellon Capital Markets received no benefit in connection with the transaction. JP Morgan received a commission of $0.2475 per share of common stock. The following is a list of the syndicate's primary members:

BNY Mellon Capital Markets, LLC
JP Morgan
Morgan Stanley	Lloyds TSB Corporate Markets
BofA Merrill Lynch	CICC
Citi	Loop Capital Markets
Barclays Capital	The Williams Capital Group, LP
Credit Suisse	Soleil Securities Corporation
Deutsche Bank Securities
Goldman, Sachs & Co.
RBC Capital Markets
Bradesco BBI
CIBC
COMMERZBANK
ICBC International
Itau BBA

Accompanying this statement are materials presented to the Board of Trustees of Dreyfus Manager Funds II, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at a Board meeting held on March 1, 2011.

PRE-PURCHASE APPROVAL FORM- PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: Dreyfus Balanced Opportunity Fund
2. Anticipated Purchase Date: 11/18/10
3. Total Net Assets of Account/Fund: $ 212,289,697.28
4. Type and Description of Security to be Purchased: General Motors (GM)
5. Credit Rating of Security (Rating/Rating Agency): n/a
6. Name of Underwriting Syndicate Dealer Effecting Transaction: JP Morgan
7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets
8. Issue Size: 15,774,000,000
9. CUSIP: 37045V100
10. Amount Purchased by Account/Fund: 300,762
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: .001907%
12. Amount Purchased as a Percentage of Account/Fund Assets: .14%
13. Purchase Price of Securities (if at par, so state): $ 33
14. Commission/Spread Received by Principal Underwriters: $0.1485 per share
15. Yield (as applicable): n/a
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase n/a
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Bank of New York Mellon, N.A.____;
    Other (Describe) Dreyfus

Mutual Fund Purchases Only:

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes):Yes

REPRESENTATIONS (Check box to make specific affirmation of <u>all</u> points listed below OR Trade Can Not Be Made) X

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering**.
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box x if Exhibit E is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) **The Boston Company Asset Management, LLC**

AND

LOB Portfolio Manager Name (Print): Brian Ferguson Signature: Brian C Ferguson Date: as of 11/18/10

LOB Portfolio Manager Name (Print): Sean Fitzgibbon Signature: Sean Fitzgibbon Date: as of 11/18/10

AND

LOB/CIO/COO Name (Print): John Truschel Signature: John Truschel Date: as of 11/18/10

AND

Chief Compliance Officer Name (Print): Jennifer Cassedy Signature: Jennifer Cassedy Date: as of 11/18/10

PROSPECTUS

478,000,000 Shares

GENERAL MOTORS COMPANY

Common Stock

Selling stockholders, including the United States Department of the Treasury, are offering 478,000,000 shares of our common stock. We are not selling any shares of our common stock in this offering. We will not receive any proceeds from the sale of the shares by the selling stockholders.

Currently, no public market exists for our common stock. The public offering price of our common stock is $33.00 per share. Our common stock has been approved for listing on the New York Stock Exchange under the symbol "GM". The Toronto Stock Exchange has conditionally approved the listing of our common stock under the symbol "GMM", subject to our fulfilling all of the requirements of the Toronto Stock Exchange.

The selling stockholders have granted the underwriters an option to purchase up to an additional 71,700,000 shares of common stock to cover over-allotments at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus.

Concurrently with this offering, we are also making a public offering of 87,000,000 shares of our Series B preferred stock. In that offering, we have granted the underwriters an option to purchase up to an additional 13,000,000 shares of Series B preferred stock to cover over-allotments. We cannot assure you that the offering of Series B preferred stock will be completed or, if completed, on what terms it will be completed. The closing of this offering is not conditioned upon the closing of the offering of Series B preferred stock, but the closing of our offering of Series B preferred stock is conditioned upon the closing of this offering.

Investing in our common stock involves risks. See "Risk Factors" beginning on page 16 of this prospectus.

	Per Share	Total
Public offering price	$33.0000	$15,774,000,000
Underwriting discounts and commissions	$ 0.2475	$ 118,305,000
Proceeds, before expenses, to the selling stockholders	$32.7525	$15,655,695,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to investors on or about November 23, 2010.

Morgan Stanley **J.P. Morgan** **BofA Merrill Lynch** **Citi**
Barclays Capital **Credit Suisse** **Deutsche Bank Securities**
Goldman, Sachs & Co. **RBC Capital Markets**

Bradesco BBI **CIBC** **COMMERZBANK**

BNY Mellon Capital Markets, LLC **ICBC International** **Itaú BBA** **Lloyds TSB Corporate Markets**
CICC **Loop Capital Markets** **The Williams Capital Group, L.P.** **Soleil Securities Corporation**

The date of this prospectus is November 17, 2010.

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
	Joseph W. Connolly *Chief Compliance Officer* Dreyfus Funds	1/14/11

4th Quarter 2010